FOR IMMEDIATE RELEASE

HALLMARK FINANCIAL SERVICES, INC.
ANNOUNCES THIRD QUARTER 2011 RESULTS

FORT WORTH, Texas, (November 8, 2011) - Hallmark Financial Services, Inc. (NASDAQ: HALL) (“Hallmark”) today reported third quarter 2011 net income of $125,000 compared to $1.0 million reported for third quarter 2010. Year to date, Hallmark reported net loss of $11.1 million, compared to net income of $6.9 million reported for the same period the prior year.  On a fully diluted basis, third quarter 2011 net income was $0.01 per share as compared to net income of $0.05 per share for the third quarter of 2010.  Year to date, Hallmark reported net loss of $0.56 per diluted share, compared to net income of $0.34 per diluted share for the same period the prior year.  Total revenues were $83.7 million for the third quarter 2011 as compared to $76.2 million for the third quarter of 2010.  Year to date total revenues for 2011 were $239.7 million, up 5% from the $227.7 million reported for the same period the prior year.

Mark J. Morrison, President and Chief Executive Officer, said, “Our overall results for the quarter are much improved over the first two quarters of fiscal 2011, driven by our two commercial segments. Our Standard Commercial segment combined ratio improved to 96.9% due in large part to the absence of large losses that we have experienced in recent quarters. In order to reduce our ongoing exposure to large losses, we have started to exit certain classes of business that contributed to the historical large loss volatility. Our Specialty Commercial segment also reported improved results as evidenced by its third quarter combined ratio of 96.5% compared to 102.9% last quarter.  This improvement was primarily driven by improved loss experience in our general aviation business unit.”

Mr. Morrison continued, “We continue to take aggressive steps to address the unfavorable financial performance of our Personal lines segment, including ceasing to write new private passenger automobile business in Florida and other underperforming states. We have also initiated rate reviews across all products and markets and have filed for rate increases in multiple states. As these and other actions taken in our Personal Lines business unit take effect, we expect this unit to return to an acceptable level of profitability.”

Mark E. Schwarz, Executive Chairman of Hallmark, stated, “Third quarter book value per share decreased 2% from the second quarter and is down 6% year to date.  Investment income increased 12% year to date compared to the prior year.  Cash flow from operations was $4.0 million in the third quarter and $15.0 million year to date.”

“Our total investments, cash and cash equivalents and restricted cash are essentially flat year to date at just over $498 million.  However, on a per share basis, total investments, cash and cash equivalents and restricted cash have increased to an all-time high of $25.86 per share, due predominately to the repurchase of shares during the year.  Hallmark continues to have a significant amount of cash and cash equivalents including restricted cash of $53.6 million as of the end of the quarter,” said Mr. Schwarz.

Mr. Schwarz continued, “Hallmark has repurchased 875,712 shares or 4% of its outstanding common stock for a total cost of $6.4 million during the year.  Since inception of the company’s buyback program, total shares repurchased are 1,625,712 or 8% of the then outstanding common stock.  The total cost of shares repurchased to date is $11.7 million or $7.17 per share, equivalent to 65% of our third quarter book value per share of $10.98.  There are approximately 2.4 million shares remaining authorized under the Company’s stock buyback program.”

	Three Months Ended September 30,
	2011	2010	% Change
	($ in thousands, unaudited)
Produced premium (1)	$88,264	$80,427	10%
Gross premiums written	89,751	82,199	9%
Net premiums written	77,882	72,047	8%
Net premiums earned	75,068	70,406	7%
Investment income, net of expenses	3,980	4,036	-1%
Net realized gain on investments	394	311	27%
Total revenues	83,748	76,217	10%
Net earnings (2)	125	1,016	-88%
Net earnings per share - basic	$0.01	$0.05	-80%
Net earnings per share - diluted	$0.01	$0.05	-80%
Book value per share	$10.98	$11.71	-6%
Cash flow from operations	$4,016	$11,485	-65%

	Nine Months Ended September 30,
	2011	2010	% Change
	($ in thousands, unaudited)
Produced premium (1)	$262,132	$242,705	8%
Gross premiums written	270,834	247,238	10%
Net premiums written	233,072	217,975	7%
Net premiums earned	216,759	207,369	5%
Investment income, net of expenses	11,765	10,513	12%
Net realized gain on investments	3,177	5,757	-45%
Total revenues	239,669	227,727	5%
Net (loss) earnings (2)	(11,124)	6,914	NM
Net (loss) earnings per share - basic	$(0.56)	$0.34	NM
Net (loss) earnings per share - diluted	$(0.56)	$0.34	NM
Book value per share	$10.98	$11.71	-6%
Cash flow from operations	$15,008	$28,934	-48%

 (1) Produced premium is a non-GAAP measurement that management uses to track total premium produced by Hallmark’s operations. Hallmark believes it is a useful tool for users of its financial statements to measure premium production whether retained by Hallmark’s insurance company subsidiaries or assumed by third party insurance carriers who pay it commission revenue. Produced premium excludes unaffiliated third party premium fronted by its Hallmark County Mutual Insurance Company and Hallmark National Insurance Company subsidiaries.

(2) Net (loss) earnings is net (loss) income attributable to Hallmark Financial Services, Inc. as reported in the consolidated statements of operations as determined in accordance with GAAP.

During the three months ended September 30, 2011 Hallmark’s total revenues were $83.7 million representing a 10% increase from the $76.2 million in total revenues for the same period of 2010.  This increase in revenue was primarily attributable to increased earned premium due to increased production by the E&S Commercial business unit, a new space risk program entered into during the first quarter of 2011 and the acquisition of the Workers Comp business unit during the third quarter of 2011.  Further contributing to the increased revenues were favorable profit sharing commission revenue adjustments and higher gains recognized on the investment portfolio. These increases in revenue were partially offset by lower earned premium and net investment income in the Standard Commercial business unit due to continued reduction in premium production as a result of increased competition and soft market conditions.

             During the nine months ended September 30, 2011 Hallmark’s total revenues were $239.7 million representing a 5% increase from the $227.7 million in total revenues for the same period of 2011.  This increase in revenue was primarily attributable to increased earned premium due to increased production by the Personal Lines and E&S Commercial business units, a new space risk program entered into during the first quarter of 2011 and the acquisition of the Workers Comp business unit during the third quarter of 2011.  Further contributing to the increased revenues were favorable profit sharing commission revenue adjustments and higher net investment income.  These increases in revenue were partially offset by lower earned premium and net investment income in the Standard Commercial business unit due to continued reduction in premium production as a result of increased competition and soft market conditions, as well as lower recognized gains on the investment portfolio.

             Hallmark reported $125,000 of net earnings for the three months ended September 30, 2011 as compared to net income of $1.0 million for the same period during 2010. Hallmark reported a net loss of $11.1 million for the nine months ended September 30, 2011, which was $18.0 million lower than the $6.9 million net income reported for the nine months ended September 30, 2010.  On a diluted basis per share, Hallmark reported net income of $0.01 per share for the three months ended September 30, 2011, as compared to $0.05 per share for the same period in 2010.   On a diluted basis per share, net loss per share was $0.56 for the nine months ended September 30, 2011 as compared to net income per share of $0.34 for the same period during 2010.

The increase in revenue for the three months and nine months ended September 30, 2011 was offset by increased loss and loss adjustment expenses due primarily to higher current accident year loss estimates, as well as unfavorable prior year loss development of $2.3 million and $18.1 million recognized during the three and nine months ended September 30, 2011, respectively, as compared to unfavorable prior year development of $0.5 million and $7.0 million recognized during the three and nine months ended September 30, 2010. Of the $18.1 million unfavorable development recognized for the nine months ended September 30, 2011, $17.2 million was a result of adverse prior year loss reserve development in the Personal Lines Segment, of which $10.1 was directly attributable to loss development in Florida. In addition, the results for the nine months ended September 30, 2011 include $10.0 million in current accident year net losses from weather related claims, nearly all of which was incurred in the first half of 2011.  As a result of the pre-tax loss and an increase in the proportion of tax-exempt income relative to total pre-tax loss, Hallmark reported an income tax benefit of $9.0 million, or an effective income tax rate of 44.8%, for the nine months ended September 30, 2011, as compared to income tax expense of $2.1 million, or an effective rate of 23.5%, for the same period during 2010.

Hallmark's consolidated net loss ratio was 74.8% and 83.9% for the three and nine months ended September 30, 2011 as compared to 72.9% and 70.6% for the same periods in 2010.  The adverse prior year development and the losses from the weather related claims contributed 13.0% to the 83.9% consolidated net loss ratio for the nine months ended September 30, 2011.  Hallmark's net expense ratio was 31.5% and 31.3% for the three and nine months ended September 30, 2011 as compared to 29.4% and 29.5% for the same periods in 2010.  Hallmark’s net combined ratio was 106.3% and 115.2% for the three and nine months ended September 30, 2011 as compared to 102.3% and 100.1% for the same periods in 2010.

Hallmark Financial Services, Inc. is an insurance holding company which, through its subsidiaries, engages in the sale of property/casualty insurance products to businesses and individuals. Hallmark’s business involves marketing, distributing, underwriting and servicing commercial insurance, personal insurance and general aviation insurance, as well as providing other insurance related services.  The Company is headquartered in Fort Worth, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, general economic conditions, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:
Mark J. Morrison, President and Chief Executive Officer at 817.348.1600
www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Balance Sheets
($ in thousands, except share amounts)

	September 30	December 31
ASSETS	2011	2010
	(unaudited)
Investments:
Debt securities, available-for-sale, at fair value (cost: $405,612 in 2011 and $383,530 in 2010)	$403,244	$388,399
Equity securities, available-for-sale, at fair value (cost: $33,424 in 2011 and $32,469 in 2010)	41,241	44,042

Total investments	444,485	432,441

Cash and cash equivalents	49,416	60,519
Restricted cash	4,180	5,277
Ceded unearned premiums	18,685	25,504
Premiums receivable	58,159	47,337
Accounts receivable	4,582	7,051
Receivable for securities	11	2,215
Reinsurance recoverable	44,078	39,505
Deferred policy acquisition costs	24,441	21,679
Goodwill	44,695	44,695
Intangible assets, net	27,551	30,241
Federal income tax recoverable	7,156	4,093
Deferred federal income taxes, net	1,801	-
Prepaid expenses	1,835	1,987
Other assets	13,290	15,207

Total assets	$744,365	$737,751

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Note payable	$4,050	$2,800
Subordinated debt securities	56,702	56,702
Reserves for unpaid losses and loss adjustment expenses	293,201	251,677
Unearned premiums	150,796	140,965
Unearned revenue	73	116
Reinsurance balances payable	2,445	3,122
Accrued agent profit sharing	1,438	1,301
Accrued ceding commission payable	1,139	4,231
Pension liability	2,338	2,833
Payable for securities	5,778	2,493
Payable for acquisition	-	14,000
Deferred federal income taxes, net	-	4,602
Accounts payable and other accrued expenses	13,551	15,786

Total liabilities	531,511	500,628

Commitments and Contingencies (Note 18)

Redeemable non-controlling interest	1,261	1,360

Stockholders' equity:

Common stock, $.18 par value, authorized 33,333,333 shares in 2011 and 2010; issued 20,872,831 in 2011 and 2010	3,757	3,757
Additional paid-in capital	122,355	121,815
Retained earnings	94,692	105,816
Accumulated other comprehensive income	2,347	9,637
Treasury stock (1,609,374 shares in 2011 and 748,662 shares in 2010), at cost	(11,558)	(5,262)

Total stockholders' equity	211,593	235,763

Liabilities and Equity, Total	$744,365	$737,751

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
($ in thousands, except per share amounts)

	Three Months Ended September 30		Nine Months Ended September 30
	2011	2010	2011	2010
Gross premiums written	$89,751	$82,199	$270,834	$247,238
Ceded premiums written	(11,869)	(10,152)	(37,762)	(29,263)
Net premiums written	77,882	72,047	233,072	217,975
Change in unearned premiums	(2,814)	(1,641)	(16,313)	(10,606)
Net premiums earned	75,068	70,406	216,759	207,369

Investment income, net of expenses	3,980	4,036	11,765	10,513
Net realized gains	394	311	3,177	5,757
Finance charges	1,683	1,833	5,148	5,247
Commission and fees	2,445	(392)	2,617	(1,204)
Other income	178	23	203	45

Total revenues	83,748	76,217	239,669	227,727

Losses and loss adjustment expenses	56,136	51,293	181,841	146,449
Other operating expenses	24,809	21,602	71,770	65,956
Interest expense	1,159	1,151	3,470	3,447
Amortization of intangible assets	897	917	2,690	2,749

Total expenses	83,001	74,963	259,771	218,601

Income (loss) before tax	747	1,254	(20,102)	9,126
Income tax (benefit) expense	616	205	(9,006)	2,142
Net income (loss)	131	1,049	(11,096)	6,984
Less: Net income attributable to non-controlling interest	6	33	28	70
Net income (loss) attributable to Hallmark Financial Services, Inc.	$125	$1,016	$(11,124)	$6,914

Net income (loss) attributable to Hallmark Financial
Services, Inc. common stockholders:
Basic	$0.01	$0.05	$(0.56)	$0.34
Diluted	$0.01	$0.05	$(0.56)	$0.34

Hallmark Financial Services, Inc
Consolidated Segment Data

	Three Months Ended September 30, 2011
	Standard Commercial Segment	Specialty Commercial Segment	Personal Segment	Corporate	Consolidated
Produced premium (1)	$16,698	$46,711	$24,855	$-	$88,264

Gross premiums written	16,698	48,417	24,636	-	89,751
Ceded premiums written	(1,489)	(10,444)	64	-	(11,869)
Net premiums written	15,209	37,973	24,700	-	77,882
Change in unearned premiums	1,320	(2,993)	(1,141)	-	(2,814)
Net premiums earned	16,529	34,980	23,559	-	75,068

Total revenues	20,258	36,814	25,637	1,039	83,748

Losses and loss adjustment expenses	10,703	23,356	22,077	-	56,136

Pre-tax income (loss), net of non-controlling interest	4,249	2,729	(4,522)	(1,715)	741

Net loss ratio (2)	64.8%	66.8%	93.7%		74.8%
Net expense ratio (2)	32.1%	29.7%	28.8%		31.5%
Net combined ratio (2)	96.9%	96.5%	122.5%		106.3%

	Three Months Ended September 30, 2010
	Standard Commercial Segment	Specialty Commercial Segment	Personal Segment	Corporate	Consolidated
Produced premium (1)	$15,586	$39,653	$25,188	$-	$80,427

Gross premiums written	15,586	41,425	25,188	-	82,199
Ceded premiums written	(1,147)	(8,915)	(90)	-	(10,152)
Net premiums written	14,439	32,510	25,098	-	72,047
Change in unearned premiums	1,626	(1,368)	(1,899)	-	(1,641)
Net premiums earned	16,065	31,142	23,199	-	70,406

Total revenues	17,211	32,892	25,418	696	76,217

Losses and loss adjustment expenses	12,183	20,788	18,322	-	51,293

Pre-tax income (loss), net of non-controlling interest	(234)	2,515	743	(1,803)	1,221

Net loss ratio (2)	75.8%	66.8%	79.0%		72.9%
Net expense ratio (2)	32.2%	30.1%	21.0%		29.4%
Net combined ratio (2)	108.0%	96.9%	100.0%		102.3%

1
Produced premium is a non-GAAP measurement that management uses to track total controlled premium produced by Hallmark’s operations.  Hallmark believes this is a useful tool for users of its financial statements to measure premium production whether retained by Hallmark’s insurance company subsidiaries or assumed by third party insurance carriers who pay it commission revenue.  Produced premium excludes unaffiliated third party premium fronted by its Hallmark County Mutual Insurance Company and Hallmark National Insurance Company subsidiaries.

2
The net loss ratio is calculated as incurred losses and LAE divided by net premiums earned, each determined in accordance with GAAP.    The net expense ratio is calculated for the business units that retain 100% of produced premium as total operating expenses for the unit offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP.  For the business units that do not retain 100% of the produced premium, the net expense ratio is calculated as underwriting expenses of the insurance company subsidiaries for the unit offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP.  The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.

Hallmark Financial Services, Inc.
Consolidated Segment Data

	Nine Months Ended September 30, 2011
	Standard Commercial Segment	Specialty Commercial Segment	Personal Segment	Corporate	Consolidated
Produced premium (1)	$52,702	$132,588	$76,842	$-	$262,132

Gross premiums written	52,702	137,032	81,100	-	270,834
Ceded premiums written	(4,053)	(29,041)	(4,668)	-	(37,762)
Net premiums written	48,649	107,991	76,432	-	233,072
Change in unearned premiums	(867)	(9,312)	(6,134)	-	(16,313)
Net premiums earned	47,782	98,679	70,298	-	216,759

Total revenues	53,926	104,433	76,556	4,754	239,669

Losses and loss adjustment expenses	39,117	66,706	76,018	-	181,841

Pre-tax income (loss), net of non-controlling interest	(884)	7,060	(22,332)	(3,974)	(20,130)

Net loss ratio (2)	81.9%	67.6%	108.1%		83.9%
Net expense ratio (2)	32.4%	30.1%	26.8%		31.3%
Net combined ratio (2)	114.3%	97.7%	134.9%		115.2%

	Nine Months Ended September 30, 2010
	Standard Commercial Segment	Specialty Commercial Segment	Personal Segment	Corporate	Consolidated
Produced premium (1)	$52,487	$115,286	$74,932	$-	$242,705

Gross premiums written	52,475	119,831	74,932	-	247,238
Ceded premiums written	(3,092)	(26,062)	(109)	-	(29,263)
Net premiums written	49,383	93,769	74,823	-	217,975
Change in unearned premiums	200	(1,288)	(9,518)	-	(10,606)
Net premiums earned	49,583	92,481	65,305	-	207,369

Total revenues	52,510	97,503	71,386	6,328	227,727

Losses and loss adjustment expenses	39,451	58,415	48,583	-	146,449

Pre-tax income (loss), net of non-controlling interest	(3,043)	9,829	4,525	(2,255)	9,056

Net loss ratio (2)	79.6%	63.2%	74.4%		70.6%
Net expense ratio (2)	31.9%	29.2%	21.7%		29.5%
Net combined ratio (2)	111.5%	92.4%	96.1%		100.1%

1
Produced premium is a non-GAAP measurement that management uses to track total controlled premium produced by Hallmark’s operations.  Hallmark believes this is a useful tool for users of its financial statements to measure premium production whether retained by Hallmark’s insurance company subsidiaries or assumed by third party insurance carriers who pay it commission revenue.  Produced premium excludes unaffiliated third party premium fronted by its Hallmark County Mutual Insurance Company and Hallmark National Insurance Company subsidiaries.

2
The net loss ratio is calculated as incurred losses and LAE divided by net premiums earned, each determined in accordance with GAAP.    The net expense ratio is calculated for the business units that retain 100% of produced premium as total operating expenses for the unit offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP.  For the business units that do not retain 100% of the produced premium, the net expense ratio is calculated as underwriting expenses of the insurance company subsidiaries for the unit offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP.  The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.